UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CELGENE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Celgene Corporation’s definitive proxy statement for its 2013 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on May 1, 2013, in order to correct the number of stock options outstanding as set forth in the table included in Proposal Three of the Proxy Statement under the section entitled “Background of the Proposal to Approve the Amendment and Restatement of the Plan,” which was originally set forth on page 63 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

CHANGE TO PROXY STATEMENT

The table included in Proposal Three of the Proxy Statement under the section entitled “Background of the Proposal to Approve the Amendment and Restatement of the Plan,” which was originally set forth on page 63 of the Proxy Statement, is amended to read in its entirety as follows:

Total
Stock options outstanding, all plans (1)	39,081,937
Full-value awards outstanding, all plans	3,791,425
Shares available for awards, all plans (2)	17,721,477

(1)	As of April 17, 2013, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $8.29 to $105.62, with a weighted-average exercise price of $60.80. The closing price of a share of our Common Stock on such date was $121.34. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 17, 2013 was 6.95 years.
(2)	Represents shares of our Common Stock reserved for issuance under all of our equity compensation plans as of April 17, 2013.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 12, 2013:

This Amendment No. 1, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by Celgene Corporation, and the Annual Report to Stockholders are available at http://www.proxyvote.com or on the Investor Relations page of Celgene Corporation’s website at www.celgene.com.